                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    ISOCOR
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 13, 1998
                            ------------------------

TO THE SHAREHOLDERS OF ISOCOR:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of ISOCOR (the "Company"), a California corporation, will be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 on Wednesday, May 13, 1998 at 9:00 a.m. local time, for the following purposes:

          1. To elect the following directors, each to serve for a one year term: Janine M. Bushman, Dennis Cagan, Andrew De Mari, Paul Gigg, Alexandra Giurgiu and G. Bradford Jones.

          2. To authorize an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 350,000 shares to an aggregate of 2,950,000 shares.

          3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors for the Company for the fiscal year ending December 31, 1998.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 27, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting you may vote in person even if you have returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Elias J. Blawie
                                          --------------------------
                                          ELIAS J. BLAWIE, Secretary
Santa Monica, California
April 13, 1998

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the envelope provided.

                                      LOGO
                            ------------------------

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of ISOCOR (the "Company"), a California corporation, for use at its 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 13, 1998 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

     These proxy solicitation materials were mailed on or about April 13, 1998 to all shareholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Janine M. Bushman, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares represented and voting on a particular proposal at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the persons nominated by management as directors, for approval of the amendment to the Company's 1992 Stock Option Plan, for ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by electronic mail, facsimile, telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 27, 1998 are entitled to notice of and to vote at the meeting. As of March 27, 1998, 9,645,122 shares of the Company's Common Stock were issued and outstanding.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom are currently directors of the Company. Director Jean-Michel Barbier has indicated that he does not intend to seek re-election to the Company's Board of Directors at the Annual Meeting for reasons unrelated to the Company and will resign immediately prior to the Annual Meeting. Therefore, the Board of Directors has amended the Company's Bylaws, in accordance with the terms thereof, to reduce the number of directors of the Company to six, effective as of the Annual Meeting. Accordingly, at the Annual Meeting, six directors will be elected.

     In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is expected that all nominees will be able and willing to serve as directors. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders, until such director's successor has been elected and qualified or until such director resigns as a director of the Company. The names of the nominees, and certain information about them as of December 31, 1997, are set forth below:

                                                                      DIRECTOR
 NAME OF NOMINEE     AGE             PRINCIPAL OCCUPATION              SINCE
 ---------------     ---             --------------------             --------
Janine M. Bushman    43     Vice President, Finance and                 1995
                            Administration and Chief Financial
                            Officer of the Company
Dennis Cagan         53     Chairman and Chief Executive Officer        1997
                            of HumanRace, Inc.
Andrew De Mari       59     Chairman of the Board of Directors of       1991
                            the Company
Paul Gigg            44     President and Chief Executive Officer
                            of the Company
Alexandra Giurgiu    38     Partner, 4C Ventures, a venture             1993
                            capital investment firm
G. Bradford Jones    41     General partner, Brentwood Associates,      1991
                            a venture capital investment firm

     Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any of the directors or executive officers of the Company.

     Janine M. Bushman joined the Company in April 1993. She became the Vice President of Operations of the Company in October 1994, was elected to the Board of Directors in July 1995 and was elected Vice President of Finance and Administration and Chief Financial Officer in November 1995. For almost six years prior to joining the Company, Ms. Bushman was Controller and Corporate Secretary for Interactive Systems Corporation, a developer and supplier of UNIX operating systems software. Ms. Bushman holds an M.B.A.

from Loyola Marymount University and a B.S. in Accounting from the California State University at Northridge.

     Dennis Cagan has been President and Chief Executive Officer of CaganCo Inc., a management consulting firm, since 1981 and also serves as Chairman and Chief Executive Officer of HumanRace, Inc., an Internet showcased travel adventure event. Mr. Cagan was elected to the Board of Directors of the Company in August 1997 and currently also serves as a consultant to the Company. Mr. Cagan also serves as a member of the Board of Directors of Intervista Software, Inc.

     Andrew De Mari is a founder of the Company, was elected Chairman of the Board of Directors in November 1997 and has been a member of the Board of Directors since the Company's inception in 1991. Prior to becoming Chairman, Dr. De Mari served as the Company's President and Chief Executive Officer since its founding in 1991. Dr. De Mari was previously a founder and the Chairman and Chief Executive Officer of Retix from its inception in 1985 to November 1990. Retix develops, manufactures, markets and supports telecommunications software through Vertel Corporation, its principal operating subsidiary. Prior to 1985, he was Senior Vice President of Research and Development and Engineering at Compucorp, a manufacturer of office automation products. Dr. De Mari holds M.S.E.E. and Ph.D. degrees in Electrical Engineering from the California Institute of Technology and Dott. Ing. Electrical Engineering from the Politecnico di Torino, Italy.

     Paul R. Gigg joined ISOCOR in January 1993. He became General Manager, Europe in October 1995, was elected Vice President, European Marketing and Sales in October 1996, was appointed Chief Operating Officer in April 1997 and was elected to the Board of Directors and as President and Chief Executive Officer in November, 1997. For more than 5 years prior to joining ISOCOR, Mr. Gigg was Director of Marketing and Engineering at Dowty Communications (formerly Case Communications) a developer and supplier of networking products. Mr. Gigg holds a B.S.E.E. degree from the University of Wales, United Kingdom.

     Alexandra Giurgiu is President of Olivetti Management of America, Inc., an investment subsidiary of Ing. C. Olivetti & C., S.p.A., a manufacturer of information processing systems, which position she has held since 1991. Ms. Giurgiu has also been a Managing Director and Executive Officer of 4C Ventures, L.P., a venture capital partnership, since 1994. From 1984 to 1985, she was Director of International Operations for Lifeboat Associates, a software distribution and publishing company. She became a member of the Company's Board of Directors in May 1993. Additionally, she currently serves on the Board of Directors of Object Design, Wireless Access, Hands-On Technology and Alacrity Systems.

     G. Bradford Jones is a general partner in the venture capital firm of Brentwood Venture Capital, which he joined in 1981. He became a member of the Company's Board of Directors in July 1991. Mr. Jones also serves on the Board of Directors of Interpore International and Onyx Acceptance Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 31, 1997. The Board of Directors had an Audit Committee and a Compensation Committee. There is no committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors reviews the results and scope of the audit and other services provided by the Company's independent auditors, approves fee arrangements with auditors and reports the results of its review to the full Board of Directors and to management. This Committee, which consists of directors Barbier and Giurgiu, held one formal meeting during fiscal 1997. Following the Annual Meeting, Mr. Jones is expected to replace Mr. Barbier as a member of the Audit Committee.

     The Compensation Committee of the Board of Directors makes recommendations regarding salaries and incentive compensation for employees of the Company, makes recommendations with respect to purchase and option arrangements for individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and makes recommendations regarding other compensation matters to the full Board of Directors. This Committee, which consists of directors Barbier and Jones, held five formal meetings during fiscal 1997. Following the Annual Meeting Ms. Giurgiu is expected to replace Mr. Barbier on the Compensation Committee.

     No incumbent director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and of the committees, if any, upon which such director served during fiscal 1997.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides that each person who is or becomes a nonemployee director of the Company and who has not previously been granted an option under the 1992 Stock Option Plan shall be granted a nonstatutory stock option to purchase 10,000 shares of the Common Stock of the Company on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the first calendar day of the Company's fiscal year commencing in 1998, each nonemployee director shall be granted an additional option to purchase 2,500 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months.

RECOMMENDATION OF THE BOARD OF DIRECTORS

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

                    AMENDMENT OF THE 1992 STOCK OPTION PLAN

     At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's 1992 Stock Option Plan (the "1992 Option Plan") that would increase the shares reserved for issuance thereunder by 350,000 shares of Common Stock to an aggregate of 2,950,000 shares.

GENERAL

     The Company's 1992 Option Plan provides for the grant of options to employees and consultants of the Company. The aggregate number of shares reserved for issuance under the 1992 Option Plan includes options previously granted and exercised under the 1992 Option Plan. The increase in shares reserved for issuance under the 1992 Option Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The Company does not believe that the shares remaining available for future grant pursuant to the 1992 Option Plan are sufficient to attract new employees or retain existing employees. The increase will provide sufficient additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success. The 1992 Option Plan was adopted by the Board of Directors in July 1992 and approved by the shareholders in September 1992. A total of 2,600,000 shares of Common Stock has been reserved for issuance under the 1992 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 2,950,000 shares.

     Options granted under the 1992 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1992 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     As of December 31, 1997, 315,581 shares had been issued upon exercise of options granted under the 1992 Option Plan, options for 2,002,765 shares were outstanding under the 1992 Option Plan and 281,654 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1992 Option Plan. As of December 31, 1997, the fair market value of shares subject to outstanding options was approximately $3.5 million, based upon the closing price of the Common Stock as reported on the Nasdaq Stock Market System on such date.

PURPOSE

     The purposes of the 1992 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1992 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1992 Option Plan is currently being administered by the Board of Directors and its Compensation Committee. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1992 Option Plan. All questions of interpretation of the 1992 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1992 Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1992 Option Plan provides that nonstatutory options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

     The 1992 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 750,000, subject to adjustment as provided in the 1992 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and/by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price. The exercise price under the 1992 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% and 85% of the fair market value of the Common Stock on the date the option is granted for incentive stock options and nonstatutory stock options, respectively. The fair market value per share is equal to the closing price on the Nasdaq Stock Market on the last trading day preceding the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

          (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1992 Option Plan may be exercised not later than forty-five days (or such other period of time not exceeding three months in the case of an incentive stock option or six months in the case of a nonstatutory stock option as is determined by the Board of Directors or its committee) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his total and permanent disability, options may be exercised within twelve months (or such other period of time not exceeding 12 months as is determined by the Board of Directors or its committee) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

          (e) Death. Under the 1992 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Board of Directors or its committee) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option had the optionee continued living and remained employed or retained by the Company for three (3) months after the date of death, but in no event may the option be exercised after its termination date.

          If an optionee should die within 30 days (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

          (f) Termination of Options. The 1992 Option Plan provides that options granted under the 1992 Option Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company, its parents or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

          (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1992 Option Plan as may be determined by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1992 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1992 Option Plan that increases the number of shares that may be issued under the 1992 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1992 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1992 Option Plan as performance-based compensation under Section 162(m) of the Code, or so long as the Company has a class of equity securities registered under

Section 12 of the Exchange Act, materially increases the benefits to participants that may accrue under the 1992 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1992 Option Plan. The 1992 Option Plan shall terminate in September 2002, provided that any options then outstanding under the 1992 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1992 OPTION PLAN

     Options granted under the 1992 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

     If an option granted under the 1992 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under U.S. tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (in the case of shares held more than one year but less than 18 months after exercise) and 20% (in the case of shares held more than 18 months after exercise), whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is alternatively 28% (in the case of shares held more than one year but less than 18 months after exercise) and 20% (in the case of shares held more than 18 months after exercise), whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed in full against capital gains plus $3,000 of other income.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the amendments to the 1992 Option Plan.

                THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE
                    AMENDMENT TO THE 1992 STOCK OPTION PLAN.

                                PROPOSAL NO. 3:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand L.L.P., independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Coopers & Lybrand L.L.P. has audited the Company's financial statements annually since its inception. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
          RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.
                    AS INDEPENDENT AUDITORS FOR THE COMPANY.

                           COMMON STOCK OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of February 17, 1998 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table beginning on page 12, (the "Named Officers") and (iv) all directors and executive officers as a group.

5% SHAREHOLDERS, DIRECTORS, NAMED OFFICERS AND   NUMBER OF SHARES              PERCENT
 EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP    BENEFICIALLY OWNED        BENEFICIALLY OWNED
----------------------------------------------  ------------------        ------------------
Thomson-CSF Ventures.......................           897,084                     8.6%
56/58, rue de Ponthieu (3rd Floor)
75008 PARIS -- France
Brentwood Associates.......................           607,618                     6.0%
11150 Santa Monica Boulevard, Suite 1200
Los Angeles, CA 90025
CFJPE......................................           568,964                     5.6%
12, rue Chauchat
75009 Paris, France
ISO-Investors..............................           548,571                     5.4%
450 N. Roxbury Drive, Suite 600
Beverly Hills, CA 90210
Northern Trust Corporation.................           511,770                     5.1%
50 South LaSalle Street
Chicago, IL 60675
Jean-Michel Barbier(2).....................           902,084                     8.6%
Janine M. Bushman(1).......................            48,874                       *
Dennis Cagan...............................             6,250                       *
Andrew De Mari(1)(3).......................           322,833                     3.3%
Paul Gigg (1)..............................            92,656                     1.0%

5% SHAREHOLDERS, DIRECTORS, NAMED OFFICERS AND   NUMBER OF SHARES              PERCENT
 EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP    BENEFICIALLY OWNED        BENEFICIALLY OWNED
----------------------------------------------  ------------------        ------------------
Alexandra Giurgiu(4).......................           427,618                     4.2%
G. Bradford Jones(5).......................           612,618                     6.0%
Alex Lazar(1)..............................            37,340                       *
Robert Lewin...............................             5,000                       *
Raomal Perera(1)...........................            88,653                       *
All executive officers and directors as a           2,673,660
  group (13 persons)(2)(3)(4)(5)...........                                      21.8%

---------------
* Less than 1%.

(1) Includes shares subject to options issued pursuant to the Company's 1992 Stock Option Plan which are exercisable on or before April 19, 1998 (60 days from the date of this table). Such shares include: Janine M. Bushman:
    48,874; Andrew De Mari: 30,833; Paul Gigg 61,798; Alex Lazar: 16,895; Raomal Perera 12,833 others (129,734).

(2) Includes 897,084 shares held by Thomson-CSF Ventures. Mr. Barbier, a director of the Company, is Directeur General of Thomson-CSF Ventures. Because of his position with Thomson-CSF Ventures, Mr. Barbier may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares. Mr. Barbier has indicated that he does not intend to seek re-election to the Company's Board of Directors at the Annual Meeting for reasons unrelated to the Company.

(3) Excludes 6,471 shares owned by Antonella De Mari, 471 shares owned by Luigi De Mari, 6,471 shares owned by Alessandra De Mari and 6,471 shares owned by Susanna De Mari, all of whom are members of Dr. De Mari's immediate family. Dr. De Mari disclaims beneficial ownership of such shares.

(4) Includes 422,618 shares held by 4CV Management Company, Inc. Ms. Giurgiu, a director of the Company, is a Partner of 4CV Management Company, Inc. Because of her position with 4CV Management Company, Inc., Ms. Giurgiu may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares except to the extent of her individual interest therein.

(5) Includes 607,618 shares held by Brentwood Associates. Mr. Jones, a director of the Company is a general partner of Brentwood Associates, a limited partnership. Because of his position with Brentwood Associates, Mr. Jones may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares except to the extent of his individual interest in the partnership.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Notwithstanding anything to the contrary set forth in any of the Company previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 15 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICIES

     The Board of Directors establishes and periodically reviews the compensation of the Chief Executive Officer and the management employees who report to the Chief Executive Officer. Compensation for executives is based generally on the concept that compensation must be competitive with that of other quality companies in order to help motivate and retain the talent, leadership skills and experience needed to help successfully guide the Company; and must provide a strong incentive for key personnel to achieve the Company's financial, product development and market penetration goals.

     It is the Company's policy that executive compensation include base salary, stock options and, for certain employees, commissions. The Company's salary levels are determined by comparisons with companies with similar characteristics in the software industry. Salary increases are determined based on the individual performance of the executive, the performance of the Company, any change in the responsibilities of the executive and comparisons to industry compensation data.

     The Company relies upon incentive stock options as an important element of the compensation packages of executive employees. By using incentive stock options, the Company has been able to keep salaries and bonuses at relatively modest levels. All employee stock options are granted pursuant to the Company's 1992 Stock Option Plan. The Company makes stock option grants periodically at no less than 100% of the market price of the Company's Common Stock on the day prior to the date of the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of Andrew De Mari, the Company's President and Chief Executive Officer until November 13, 1997, consisted of base salary and incentive stock options. The Board of Directors periodically reviewed Mr. De Mari's salary and revised his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals. In connection with Dr. De Mari's resignation from the position of President and Chief Executive Officer of the Company, the Board of Directors (including the Compensation Committee) felt that it was important to the Company to ensure an orderly transition to a new President, as well as to ensure that the Company retained access to Dr. De Mari's substantial industry expertise. Therefore, the Company has entered into an Agreement with Dr. De Mari, pursuant to which he continued to receive his regular salary and bonus through the end of fiscal 1997 and, beginning with January 1, 1998 and continuing through December 31, 1999 he will become a part-time employee of the Company, reporting to the Company's Chief Executive Officer, with a salary of $100,000 per year and a target bonus of $9,000 per quarter. Dr. De Mari's currently outstanding options will continue to vest during such period.

     In order to attract Paul Gigg to become the Company's new Chief Executive Officer, the Company has entered into a one year employment agreement with Mr. Gigg pursuant to which he is entitled to an annual salary of $216,000 per year with a target bonus for the year of $54,000. In addition, the Company has committed to loan Mr. Gigg up to $500,000 in order to purchase a home in the Santa Monica, California area; the loan will be secured by the home purchased. Should Mr. Gigg's employment be terminated other than for cause, he will be entitled to receive six (6) months salary as a severance payment. In addition to options to purchase 83,000 shares issued to Mr. Gigg prior to his becoming an officer of the Company and the options to purchase 75,000 shares issued to him upon his promotion to Chief Operating Officer, Mr. Gigg was also granted options to purchase 50,000 shares of the Company's Common Stock, which vest over 26 months, upon his election to the position of President and CEO.

OPTION REPRICING

     In April 1997, the Board of Directors (including the Compensation Committee) determined that it was in the best interest of the Company to offer to reprice the then-existing stock options of the Company with exercise prices in excess of the then-current fair market value of the Company's Common Stock. Given the substantial decline in fair market value of the Company's Common Stock in the six months prior to April 1997, and the fact that many of the Company's employees had commenced work at the Company during that period, a large number of the Company's employees held stock option grants, before the repricing, with exercise prices substantially in excess of the fair market value of the Company's Common Stock in April 1997. Included in the repricing actions were options then held by the Company's executive officers.

     The objectives of the 1992 Stock Option Plan are to promote the interests of the Company by providing employees and consultants an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Board that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most optionees of the Company, and provided little, if any, equity incentive to the optionees. The Board thus concluded that such option grants seriously undermined the specific objectives of the 1992 Stock Option Plan and should be repriced.

     In this context, The Board of Directors decided that effective April 1, 1997 all optionees holding options under the 1992 Stock Option Plan with exercise prices in excess of the fair market value of the Company's Common Stock on April 1, 1997 would receive one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $2.625 per share, the closing sale price and fair market value of the Company's Common Stock on April 1, 1997. The total number of stock option shares repriced was 1,235,065. The Company completed this repricing through a one-for-one stock option exchange of "underwater" stock options for all optionees under the 1992 Stock Option Plan. Other than the change in the exercise price, the affected options remain the same.

     It is the opinion of the Board of Directors and the Compensation Committee that this program helped build optionee morale and provided new incentives for the Company's employees and management.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

     The compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company's executive officers for fiscal 1997 will exceed that limit. The Company's 1992 Stock Option Plan is structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares under the 1992 Stock Option Plan will qualify as "performance-based" compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

                                          COMPENSATION COMMITTEE

                                          Jean-Michel Barbier
                                          G. Bradford Jones

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are currently Jean-Michel Barbier and G. Bradford Jones. Upon Mr. Barbier's resignation from the Company's Board of Directors Alexandra Giurgiu is expected to replace Mr. Barbier on the Compensation Committee. Neither Mr. Barbier, Ms. Giurgiu nor Mr. Jones has at any time been an officer or employee of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the two persons who served as Chief Executive Officer during 1997 and the four other most highly compensated executive officers of the Company on an annualized basis whose total annual salary and bonus exceeded $100,000 for 1997 (the "Named Officers"), and the compensation received by each such individual for the fiscal years ended December 31, 1995, 1996 and 1997.

                                                                              LONG TERM
                                                                             COMPENSATION
                                            ANNUAL COMPENSATION              ------------
                                  ----------------------------------------    SECURITIES
                                                BONUS AND     OTHER ANNUAL    UNDERLYING       ALL OTHER
                                  SALARY(1)   COMMISSION(1)   COMPENSATION     OPTIONS      COMPENSATION(2)
                                  ---------   -------------   ------------   ------------   ---------------
Andrew De Mari(3).........  1997  $180,000       $19,439        $    --             --
  Chairman of the Board     1996   165,000            --             --         50,000          $    --
  of Directors              1995   150,000            --             --         10,000               --
Paul Gigg (4).............  1997   153,640        46,057         24,000        125,000           31,862
  President and Chief       1996    79,698        76,913             --         25,000            7,949
  Executive Officer         1995    80,467        57,752             --         16,000               --
Alex Lazar................  1997    98,254        62,113             --
  Vice President, North     1996    79,250        65,535             --         20,000
  American Sales            1995    67,500        31,408             --         13,000
Raomal Perera.............  1997   110,957        12,680         32,400                           9,235
  Senior Vice President,    1996    87,295                       32,400         28,000           11,904
  Engineering               1995    80,100                       32,400                          11,885
Janine Bushman............  1997   130,000        32,109
  Vice President, Finance   1996   110,000                                      25,000
  and Administration, CFO   1995    92,500                                      20,000
Robert Lewin (5)..........  1997     9,170         6,100                        50,000
  Vice President,
     Marketing

---------------
(1) Includes amounts earned during such fiscal year, but payable during the subsequent fiscal year.

(2) Reflects reimbursement for car-related expenses.

(3) Dr.De Mari resigned as the Company's President and Chief and Executive Officer on November 13, 1997 and was elected as the Company's Chairman of the Board of Directors at that time.

(4) Mr. Gigg resigned as the Company's Chief Operating Officer on November 13, 1997 and was elected to the Company's Board of Directors and as President and Chief Executive Officer at that time.

(5) Mr. Lewin commenced employment with the Company December 8, 1997. His annualized salary is $183,400 with a target bonus of $36,600.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                            ---------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE
                                          % OF TOTAL                                VALUE AT ASSUMED
                                           OPTIONS                                ANNUAL RATES OF STOCK
                                          GRANTED TO                               PRICE APPRECIATION
                              OPTIONS     EMPLOYEES    EXERCISE OR                FOR OPTION TERM($)(3)
                              GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   ---------------------
           NAME             (SHARES)(1)      YEAR      (PER SHARE)      DATE         5%          10%
           ----             -----------   ----------   -----------   ----------   ---------   ---------
Andrew De Mari............    50,000(2)      6.4%        $2.625       5-16-2005   $ 82,542    $209,180
Paul Gigg.................     6,000(2)      0.8          2.625      11-30-2005      9,905     328,709
                              25,000(2)      3.2          2.625       8-14-2006     41,271     258,983
                              75,000         9.6          2.750       5-15-2007    129,710     328,709
                              50,000         6.4          3.250       11-5-2007    102,195     258,983
Alex Lazar................    20,000(2)      2.5          2.625       8-14-2006     33,017      83,671
Robert Lewin..............    50,000         6.4          2.313       11-5-2007    102,195     258,983
Raomal Perera.............     8,000(2)      1.0          2.625       1-18-2006     13,207      33,469
                              20,000(2)      2.5          2.625       8-14-2006     33,017      83,671
Janine Bushman............    10,000(2)      1.3          2.625       1-18-2006     16,508      41,836
                              15,000(2)      1.9          2.625       8-14-2006     24,763      62,754

---------------

(1) For a description of the general terms of the options, see "Proposal No. 3 Amendment of the 1992 Stock Option Plan."

(2) Reflects options granted in prior fiscal years for which the exercise price was adjusted. See "Compensation of Executive Officers -- Report of Compensation Committee" and "-- Ten-Year Option/SAR Repricings."

(3) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides certain summary information concerning shares of Common Stock acquired upon exercise of stock options and represented by outstanding stock options, for each of the Named Executive Officers as of December 31, 1997.

                                                      NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                         SHARES                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)(2)
                        ACQUIRED       VALUE      ----------------------------    ----------------------------
        NAME           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Andrew De Mari.......      --           --          10,000               0          $11,250             --
Paul Gigg............      --           --           7,850               0           10,794             --
                                                     4,583           2,709            5,156             --
Robert Lewin.........      --           --              --              --               --             --
Raomal Perera........      --           --              --              --               --             --
Alex Lazar...........      --           --             729             271               82         $  305
                                                     6,750           5,250            3,375          2,625
Janine Bushman.......      --           --          16,000               0           22,000           0.00
                                                     3,916              84            4,406             95
                                                     3,166             834            3,562            938
                                                     2,916           1,084            3,281          1,220
                                                     9,000           7,000            4,500          3,500

---------------
(1) Determined based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997 ($1.75 per share).

(2) Excludes options with exercise prices in excess of the the fair market value of the underlying shares as of the date of this table.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                            NUMBER OF                                                 LENGTH OF
                                           SECURITIES                                                  ORIGINAL
                                           UNDERLYING    MARKET PRICE                                OPTION TERM
                                           OPTION/SARS   OF STOCK AT    EXERCISE PRICE               REMAINING AT
                                           REPRICED OR     TIME OF        AT TIME OF        NEW        DATE OF
                                             AMENDED     REPRICING OR    REPRICING OR    EXERCISE    REPRICING OR
              NAME                 DATE        (#)        AMENDMENT       AMENDMENT      PRICE($)     AMENDMENT
              ----                ------   -----------   ------------   --------------   ---------   ------------
Andrew De Mari(1)...............  4-1-97     50,000         $2.625          $6.75         $2.625       9 years
Janine Bushman..................  4-1-97     10,000          2.625           8.00          2.625       9 years
                                             15,000          2.625           6.75          2.625       9 years
Paul Gigg.......................  4-1-97      6,000          2.625           7.50          2.625       8 years
                                             25,000          2.625           6.75          2.625       9 years
Alex Lazar......................  4-1-97     20,000          2.625           6.75          2.625       9 years
Robert Lewin....................      --         --             --             --             --            --
Raomal Perera...................  4-1-97      8,000          2.625           8.00          2.625       9 years
                                             20,000          2.625           6.75          2.625       9 years

                               PERFORMANCE GRAPH

     The following graph compares, for the period of time that the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, the cumulative total shareholder return for the Company with the cumulative total return of the Nasdaq Stock Market US Index, and the Hambrecht & Quist Computer Software Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                          COMPARISON OF TOTAL RETURN*

                                                                               HAMBRECHT &
                                                                                  QUIST
        MEASUREMENT PERIOD                                NASDAQ STOCK          COMPUTER
      (FISCAL YEAR COVERED)              ISOCOR           MARKET (U.S.)         SOFTWARE
3/14/96                                    100                 100                 100
DEC-96                                      63                 119                 111
DEC-97                                      19                 146                 135

---------------------------
* Assumes $100 invested on March 14, 1996, the date of the Company's initial public offering of Common Stock and further assumes reinvestment of dividends for purposes of the Nasdaq Stock Market US Index and the Hambrecht & Quist Computer Software Index.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company is a party to an international reseller agreement with Syseca, an affiliate of Thomson-CSF Ventures. Pursuant to such agreement, the Company provides products to Syseca for resale on terms not substantially different from terms with other international resellers. Pursuant to orders under such agreement, the Company has included $58,000 in revenues for the year ended December 31, 1997. Included in accounts receivable as of December 31, 1997 was $46,000 relating to Syseca. The Company believes that this transaction was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     Consistent with other employees of the Company's Irish operation, the Company has entered into an employment agreement with C. Raomal Perera, the Company's Senior Vice President, Engineering and the General Manager of the Company's Irish operations. Such agreement contains customary provisions including the rate of compensation, benefits, vacation and a car allowance consistent with the terms offered to other

ISOCOR managers in Ireland. In addition, his contract provides for the payment of certain management fees related to his position as General Manager of ISOCOR B.V. Mr. Perera is an "at-will" employee of the Company.

     The Company has entered into a Consultancy Agreement with Cagan Co, Inc., a management consulting firm of which Dennis Cagan is the President and Chief Executive Officer. Pursuant to the terms of such agreement the Company may engage Cagan Co, Inc. for one or more projects, from time to time, as mutually agreed by the parties. There is currently one outstanding work order under such agreement which provides for payments to Cagen Co, Inc. of $3,000 per month plus performance related bonuses of up to an additional $3,000 per month. The terms and conditions of such Agreement and the related work order are substantially the same as the terms of other agreements between Cagan Co, Inc. and its clients.

     See "Compensation of Executive Officers -- Report of the Compensation Committee" for a discussion of agreements with Paul Gigg and Andrew De Mari.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1997. All of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent holders and copies of the reports that they filed with the SEC.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company no later than February 9, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Elias J. Blawie
                                          --------------------------
                                          ELIAS J. BLAWIE, Secretary

Dated: April 13, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   OF ISOCOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS


The undersigned shareholder of ISOCOR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and proxy Statement, each dated April 13, 1998, and hereby appoints Paul Gigg and Janine
M. Bushman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of ISOCOR to be held on May 13, 1998, at 9:00 a.m., local time, at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment thereof.


                                                                     See Reverse
                         (TO BE SIGNED ON REVERSE SIDE)                  Side

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


                                        FOR                   WITHHOLD
                                 nominees listed to           AUTHORITY
                                 the right (except     to vote for all nominees
                                   as indicated)          listed to the right.

1.  Election of Directors               [ ]                      [ ]

    If you wish to withhold authority to vote       NOMINEES: Janine M. Bushman
    for any individual nominee, strike a line                 Dennis Cagan
    through that nominee's name in the list                   Andrew De Mar
    to the right.                                             Paul Gigg
                                                              Alexandra Giurgiu
                                                              G. Bradford Jones


                                               FOR        AGAINST       ABSTAIN

2.  Proposal to approve an amendment to        [ ]          [ ]           [ ]
    the Company's 1992 Stock Option Plan
    to increase the number of shares of
    Common Stock reserved for issuance
    thereunder by 350,000 shares to an
    aggregate of 2,950,000 shares.

3.  Proposal to ratify the appointment of      [ ]          [ ]           [ ]
    Coopers & Lybrand L.L.P. as the
    independent auditors of the Company
    for the year ending December 31, 1998.


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF ALL DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN; (3) FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.


SIGNATURE(S)                                              DATE
            --------------------------------------------       ----------------

NOTE: This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.